EXHIBIT 23.7

                        [LETTERHEAD OF RP FINANCIAL, LC]

                                                                   June 19, 1998

Board of Directors
First Home Bancorp, Inc.
125 South Broadway
Pennsville, New Jersey 08070

Gentlemen:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Sovereign Bancorp, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the combined Proxy Statement/Prospectus of Sovereign Bancorp, Inc. and First Home Bancorp, Inc.

                                          Very truly yours,

                                          RP FINANCIAL, LC.

                                          /s/ WILLIAM E. POMMERENING
                                              ----------------------------------
                                              William E. Pommerening
                                              Chief Executive Officer